SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

--------------------------------------------------------------------------------

                                 Current Report

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 22, 1999
                                (January 4, 1999)

                           IRON MOUNTAIN INCORPORATED
                           --------------------------
             (Exact Name of Registrant as Specified in its Charter)

                                    Delaware
                                    --------
         (State or Other Jurisdiction of Incorporation or Organization)

           0-27584                                       04-3107342
           -------                                       ----------
   (Commission file number)                 (I.R.S. Employer Identification No.)


                      745 Atlantic Avenue, Boston, MA 02111
                      -------------------------------------
          (Address of Principal Executive Offices, Including Zip Code)


                                 (617) 535-4766
                                 --------------
              (Registrant's Telephone Number, Including Area Code)

This Current Report on Form 8-K/A amends and restates, in its entirety, the Current Report on Form 8-K (dated January 19, 1999), which was filed with the Securities and Exchange Commission on January 19, 1999. All share and per share data has been restated to reflect the three-for-two stock split previously reported on the Form 8-K filed with the Securities and Exchange Commission on July 10, 1998.

Item 2.  Acquisition or Disposition of Assets

Britannia Data Management Limited

On January 4, 1999, Iron Mountain Incorporated ("Iron Mountain," the "Registrant" or the "Company"), through a wholly owned subsidiary, purchased a majority interest in Britannia Data Management Limited, a corporation formed under the laws of England and Wales ("BDM"), pursuant to an Agreement, dated December 2, 1998, between Iron Mountain and Mentmore Abbey plc. The acquisition will be accounted for as a purchase and BDM will be included in Iron Mountain's consolidated financial results from the date of acquisition.


Total consideration for the 50.1 percent interest in BDM was $49.8 million consisting of cash and the capital stock of Arcus Data Security Limited ("ADS"), Iron Mountain's existing data security business in London. The funds used for the consideration were comprised of borrowings under Iron Mountain's $250 million revolving credit facility, dated September 27, 1997, as amended, among Iron Mountain, various financial institutions and The Chase Manhattan Bank, as administrative agent for such lenders (the "Credit Agreement").


The assets acquired by Iron Mountain included real property, tangible personal property (consisting primarily of office equipment, furniture and fixtures, motor vehicles, racking and shelving) and intangible personal property regularly used in BDM's records management business. Iron Mountain intends to use the acquired property and equipment in the operation of its records management business in the United Kingdom.

National Underground Storage, Inc.

On July 1, 1998, as previously reported on the Form 8-K filed with the Securities and Exchange Commission on July 10, 1998, National Underground Storage, Inc. ("NUS") merged with and into a wholly owned subsidiary of Iron Mountain pursuant to an Agreement and Plan of Merger dated June 5, 1998 among NUS and the Registrant's wholly owned subsidiary.


Total consideration was comprised of $29.2 million in cash and assumed debt. The funds used for the consideration were comprised of a portion of the net proceeds from the Registrant's public offering (the "Equity Offering") of 6.0 million shares of its Common Stock, $.01 par value per share (the "Common Stock") and borrowings under the Credit Agreement.


Arcus Group, Inc.

On January 6, 1998, as previously reported on the Form 8-K filed with the Securities and Exchange Commission on January 13, 1998, the Registrant, Arcus Group, Inc. ("AGI"), United Acquisition Company ("UAC") and Arcus Technology Services, Inc. ("ATSI" and together with AGI and UAC, "Arcus") consummated the transactions contemplated by a certain Agreement and Plan of Merger among the Registrant and Arcus dated September 26, 1997.

In consideration, the Registrant issued approximately 2.2 million shares of its Common Stock valued at $39.4 million and options to purchase approximately 0.9 million shares of its Common Stock valued at $15.6 million. In addition, Iron Mountain paid cash and assumed debt totaling $98.7 million. The funds used for the consideration were comprised of a portion of the net proceeds from the sale of the Registrant's $250 million in aggregate principal amount of 8.75% Senior Subordinated Notes due 2009 (the "1997 Notes") and borrowings under the Credit Agreement.

HIMSCORP, Inc. and Subsidiaries


On October 31, 1997, as previously reported on the Form 8-K/A filed with the Securities and Exchange Commission on November 10, 1997, the Registrant acquired all of the outstanding capital stock of HIMSCORP, Inc. (d/b/a Record Masters). Total consideration was $85.4 million, including 1.8 million shares of Iron Mountain Common Stock valued at $36.0 million and $49.4 million in cash and assumed indebtedness. The cash consideration was financed primarily by a portion of the net proceeds from the sale of the 1997 Notes.


Allegiance Business Archives, Ltd.


On October 1, 1997, as previously reported on the Form 8-K filed with the Securities and Exchange Commission on October 16, 1997, Iron Mountain Records Management, Inc. ("IMRM"), a wholly owned subsidiary of the Registrant, acquired all of the outstanding capital stock of Allegiance Business Archives, Ltd. ("Allegiance"), a New Jersey Corporation, for $8.8 million in cash, pursuant to a Stock Purchase and Sale Agreement dated July 29, 1997 among IMRM and the Stockholders of Allegiance. The cash consideration was financed primarily by borrowings under the Registrant's Credit Agreement.


Records Retention/FileSafe


On October 2, 1997, as previously reported on the Form 8-K filed with the Securities and Exchange Commission on October 16, 1997, IMRM purchased certain assets, including real property, and assumed certain liabilities of Records Retention/FileSafe ("FileSafe"), a California limited partnership, for total consideration of $45.1 million in cash and assumed debt pursuant to an Asset Purchase and Sale Agreement dated August 20, 1997, among IMRM and FileSafe. The cash consideration was financed primarily by borrowings under the Credit Agreement.


Safesite Records Management Corporation

As previously reported on a Form 8-K/A filed with the Securities and Exchange Commission on August 26, 1997, Safesite Records Management Corporation ("Safesite"), a Delaware corporation, merged with and into Iron Mountain/Safesite, Inc., a wholly owned subsidiary of the Registrant, effective June 12, 1997, pursuant to an Agreement and Plan of Merger dated February 19, 1997, as amended, among the Registrant, Iron Mountain/Safesite, Inc. and Safesite. In addition, wholly owned subsidiaries of the Registrant also acquired certain real property from a trust for the benefit of the controlling stockholders of Safesite.

The total consideration paid by the Registrant, including transaction costs, was $62.0 million. The consideration consisted of 2.7 million shares of Common Stock and options to purchase Common Stock valued at $45.0 million and cash of $17.0 million financed primarily by borrowings under the Credit Agreement.

Item 7. Financial Statements and Exhibits

(a)     Financial Statements of the Businesses Acquired:


        Britannia Data Management Limited                                         Page
                                                                                  ----
               Report of Independent Auditors                                       5
               Combined Balance Sheets as of October 31, 1997 and 1998              6
               Combined Statements of Operations for the years ended
                   October 31, 1997 and 1998                                        7
               Combined Statements of Stockholders' Equity for the years ended
                   October 31, 1997 and 1998                                        8
               Combined Statements of Cash Flows for the years ended
                   October 31, 1997 and 1998                                        9
               Notes to Combined Financial Statements                              10


        National Underground Storage, Inc.

               The audited financial statements of NUS as of and for the years ended December 31, 1997 and 1996, and the unaudited financial statements as of June 30, 1998 and for the six months ended June 30, 1998 and 1997, were previously filed on the Form 8-K filed with the Securities and Exchange Commission on August 7, 1998.

        Arcus Technology Services, Inc.

               The audited financial statements of ATSI as of December 31, 1997 and 1996 and for the five month period ended December 31, 1995 and each of the two years ended December 31, 1997, and of Arcus, Inc. (the "Predecessor Company") for the seven month period ended July 31, 1995, were previously filed on the Form 8-K filed with the Securities and Exchange Commission on March 9, 1998.

        HIMSCORP, Inc. and Subsidiaries

               The audited financial statements as of December 31, 1995 and 1996 and for the period from February 1, 1995 (commencement of operations) to December 31, 1995 and the year ended December 31, 1996, and the unaudited financial statements as of September 30, 1997 and for the nine months ended September 30, 1996 and 1997, were previously filed on the Form 8-K filed with the Securities and Exchange Commission on November 25, 1997.

        Allegiance Business Archives, Ltd.

               The audited financial statements as of and for the year ended December 31, 1996, and the unaudited financial statements as of September 30, 1997 and for the nine months ended September 30, 1996 and 1997, were previously filed on the Form 8-K filed with the Securities and Exchange Commission on November 25, 1997.

        Records Retention/FileSafe

               The audited financial statements as of and for the years ended December 31, 1995 and 1996, and the unaudited financial statements as of September 30, 1997 and for the nine months ended September 30, 1996 and 1997, were previously filed on the Form 8-K filed with the Securities and Exchange Commission on November 25, 1997.

        Safesite Records Management Corporation

               The audited financial statements as of December 31, 1995 and 1996 and for each of the three years ended December 31, 1996, were previously filed in the Registrant's Registration Statement on Form S-4, as amended, filed with the Securities and Exchange Commission on April 4, 1997 (Reg. No. 333-24635). The unaudited financial statements as of March 31, 1997 and for the three months ended March 31, 1996 and 1997, were previously filed on the Form 8-K/A filed with the Securities and Exchange Commission on August 26, 1997.


                                                                                          Page
                                                                                          ----
(b)     Pro Forma Financial Information:                                                   19

                       Unaudited Pro Forma Condensed Consolidated Balance Sheet
                       as of September 30, 1998                                            20

                       Unaudited Pro Forma Condensed Consolidated Statement of
                       Operations for the Nine Months Ended September 30, 1998             21

                       Unaudited Pro Forma Condensed Consolidated Statement of
                       Operations for the Year Ended December 31, 1997                     22

                       Schedule of Previous Acquisitions for the Year Ended
                       December 31, 1997                                                   23

                       Notes to the Unaudited Pro Forma Condensed Consolidated
                       Financial Statements                                                24


(c)     Exhibits:

        Exhibit 2.1 Agreement, dated as of December 2, 1998, by and between Iron Mountain and Mentmore Abbey plc. filed as an exhibit to Iron Mountain's Current Report on Form 8-K dated January 19, 1999 filed with the Securities and Exchange Commission (File No. 0-27584).

        Exhibit 10.1 Strategic Alliance Agreement, dated as of January 4, 1999, by and among Iron Mountain, Iron Mountain (U.K.) Limited, BDM and Mentmore Abbey plc filed as an exhibit to Iron Mountain's Current Report on Form 8-K dated January 19, 1999 filed with the Securities and Exchange Commission (File No. 0-27584).

        Exhibit 23.1 Consent of Robson Rhodes Chartered Accountants (Britannia Data Management Limited)

BRITANNIA DATA MANAGEMENT LIMITED
-------------------------------------------------------------------------------

REPORT OF INDEPENDENT AUDITORS

To the Board of Directors of Britannia Data Management Limited:

We have audited the accompanying combined balance sheets of the companies identified in Note 1 as of October 31, 1997 and 1998 and the related combined statements of operations, changes in stockholders' equity and cash flows for each of the two years in the period ended October 31, 1998. These financial statements are the responsibility of the Company's management and have been prepared on the basis of notes 1-3. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with United Kingdom auditing standards which do not differ in any significant respect from United States generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Britannia Data Management Limited at October 31, 1997 and 1998 and the combined results of its operations and its combined cash flows for each of the two years in the period ended October 31, 1998, in conformity with generally accepted accounting principles in the United States.



/s/ Robson Rhodes

ROBSON RHODES

Chartered Accountants
Birmingham, England

February 9, 1999

BRITANNIA DATA MANAGEMENT LIMITED
-------------------------------------------------------------------------------

COMBINED BALANCE SHEETS
(Amounts in thousands)

                                                                  Note              October 31,
                                                                            ---------------------------
                                                                               1997              1998
                                                                            ---------------------------
ASSETS
Current Assets:
        Cash and cash equivalents                                           $       -         $   4,932
        Accounts receivable (less allowances of $371 in
          1997 and $278 in 1998, respectively)                                  5,226             5,417
        Inventories                                                               134               132
        Prepaid expenses and other                                              1,130               880
        Amounts due from related parties                           10           2,737             2,209
        Income taxes receivable                                                   878                --
                                                                            ---------         ---------
                 Total Current Assets                                          10,105            13,570
                                                                            ---------         ---------

Property, Plant and Equipment:
        Property, plant and equipment                               6          43,604            46,030
        Less - Accumulated depreciation                                       (12,280)          (14,042)
                                                                            ---------         ---------
            Net property, plant and equipment                                  31,324            31,988

Other Assets:
        Goodwill, net                                                          58,825            56,963
                                                                            ---------         ---------

Total Assets                                                                $ 100,254         $ 102,521
                                                                            =========         =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
        Borrowings under line of credit                                     $     436         $       -
        Current portion of long-term debt                           4             836             1,677
        Obligations under capital leases                                        1,055               877
        Accounts payable                                                        1,436             1,821
        Amounts owed to related parties                            10           1,344             3,381
        Accrued expenses and other payables                         7           4,414             4,338
        Deferred income                                                         2,132             2,979
                                                                            ---------         ---------
Total Current Liabilities                                                      11,653            15,073

Long-term Debt, Net of Current Portion                              4          15,886            14,255
Obligations under Capital Leases, Net of Current Portion            9           1,733               854
Deferred Income Taxes                                                             416               837
Commitments and Contingencies                                       9

Stockholders' Equity:

        Common stock                                                            4,081             4,081
        Additional paid-in capital                                             66,359            66,359
        Accumulated deficit                                                    (1,785)           (1,074)
        Cumulative translation adjustment                                       1,911             2,136
                                                                            ---------         ---------
Total Stockholders' Equity                                                     70,566            71,502
                                                                            ---------         ---------
Total Liabilities and Stockholders' Equity                                  $ 100,254         $ 102,521
                                                                            =========         =========

                     The accompanying notes are an integral
                  part of these combined financial statements.

BRITANNIA DATA MANAGEMENT LIMITED
-------------------------------------------------------------------------------

COMBINED STATEMENTS OF OPERATIONS
(Amounts in thousands)



                                                                               Year ended October 31,
                                                                            ---------------------------
                                                                     Note      1997              1998
                                                                            ---------------------------
Revenues:
        Storage                                                             $  14,958         $  16,258
        Service and storage material sales                                     13,295            14,062
                                                                            ---------         ---------

Total Revenues                                                                 28,253            30,320

Operating Expenses:
        Cost of sales (excluding depreciation)                                 17,298            16,511
        Selling, general and administrative                                     4,337             5,580
        Depreciation and amortization                                           3,915             3,863
                                                                            ---------         ---------

Total Operating Expenses                                                       25,550            25,954

Operating Income                                                                2,703             4,366
Interest Expense                                                                1,654             1,533
                                                                            ---------         ---------

Income Before Provision for Income Taxes                                        1,049             2,833
Provision for Income Taxes                                           5            946             1,504
                                                                            ---------         ---------

Net Income                                                                  $     103         $   1,329
                                                                            =========         =========


                     The accompanying notes are an integral
                  part of these combined financial statements.

BRITANNIA DATA MANAGEMENT LIMITED
-------------------------------------------------------------------------------


COMBINED STATEMENTS OF STOCKHOLDERS' EQUITY
(Amounts in thousands, except share data)


                                                                                     Retained         Total
                                        Common       Additional     Cumulative       earnings/        Stock-
                          Common         Stock        Paid-in       Translation    (Accumulated      holders'
                          Shares        Amount        Capital       Adjustment       deficit)         Equity
                        --------------------------------------------------------------------------------------
Balance
October 31, 1996        25,079,751       $ 4,081        $ 66,359         $    --       $(1,359)        $69,081

Net Income                      --            --              --              --           103             103
Translation
  Adjustment                    --            --              --           1,911            --           1,911
Distributions to
Stockholders                    --            --              --              --          (529)           (529)
                        ----------       -------        --------        --------     ---------        --------

Balance
October 31, 1997        25,079,751         4,081          66,359           1,911        (1,785)         70,566

Net Income                      --            --              --              --         1,329           1,329
Translation
  Adjustment                    --            --              --             225            --             225
Distributions to
  Stockholders                  --            --              --              --          (618)           (618)
                        ----------       -------        --------         -------       -------         -------

Balance
October 31, 1998        25,079,751       $ 4,081        $ 66,359         $ 2,136       $(1,074)        $71,502
                        ==========       =======        ========         =======       =======         =======


                     The accompanying notes are an integral
                  part of these combined financial statements.

BRITANNIA DATA MANAGEMENT LIMITED
-------------------------------------------------------------------------------

COMBINED STATEMENTS OF CASH FLOWS
(Amounts in thousands)


                                                                                Year ended October 31,
                                                                             ----------------------------
                                                                              1997                 1998
                                                                             ----------------------------
Cash Flows from Operating Activities:
Net Income                                                                  $   103              $  1,329
Adjustments to Reconcile Net Income to Cash Flows Provided by
Operating Activities:
        Depreciation and amortization                                         3,915                 3,863
        (Gain)/loss on sale of fixed assets                                      (7)                   12
Changes in Assets and Liabilities:
        Inventories                                                             (14)                    2
        Accounts receivable                                                    (947)                 (191)
        Prepaid expenses and other current assets                              (211)                1,656
        Accounts payable                                                        (74)                  385
        Accrued expenses and other payables                                    (572)                3,229
                                                                             ------               -------

Cash Flows Provided by Operating Activities                                   2,193                10,285
                                                                             ------               -------
Cash Flows from Investing Activities:
        Capital expenditures                                                 (2,203)               (2,253)
        Proceeds from sale of assets                                            555                    30
                                                                             ------               -------

Cash Flows Used in Investing Activities                                      (1,648)               (2,223)
                                                                             ------               -------
Cash Flows from Financing Activities:
        Repayment of debt and capital leases                                   (446)               (1,903)
        Repayment of line of credit                                            (932)                 (436)
        Distributions to stockholders                                          (529)                 (618)
                                                                             ------               -------

Cash Flows Used in Financing Activities                                      (1,907)               (2,957)
Effect of Exchange Rates on Cash and Cash Equivalents                         1,362                  (173)
                                                                             ------               -------

Increase in Cash and Cash Equivalents                                            --                 4,932
Cash and Cash Equivalents at Beginning of Year                                   --                    --
                                                                             ------               --------

Cash and Cash Equivalents at End of Year                                    $    --              $  4,932
                                                                             ======               =======
Supplemental Information:
Cash Paid/(Received) for:
        Interest                                                            $ 1,378              $  1,534
                                                                             ======               =======

        Income Taxes                                                        $  (607)             $    185
                                                                             ======               =======


                     The accompanying notes are an integral
                  part of these combined financial statements.

BRITANNIA DATA MANAGEMENT LIMITED
-------------------------------------------------------------------------------

NOTES TO COMBINED FINANCIAL STATEMENTS
(Amounts in thousands)

1.      NATURE OF BUSINESS AND CORPORATE STATUS

        Principles of combination

        Britannia Data Management Limited (the "BDM Group" or "the Company") is a wholly-owned subsidiary of Mentmore Abbey plc a publicly owned United Kingdom company. Mentmore Abbey plc acquired Britannia Data Management Limited on October 8, 1996 and the acquisition was accounted for as a purchase. These financial statements reflect the "push-down" of Mentmore Abbey's purchase accounting and therefore the assets and liabilities have been recorded at the fair market value on the date of the acquisition. These financial statements have been prepared in accordance with generally accepted accounting principles in the United States and represent the business acquired by Iron Mountain Incorporated. See Note 11.

        The accompanying financial statements reflect the financial position and results of operations of the BDM Group on a combined basis. All significant intercompany and interdivisional balances have been eliminated. For the purposes of these financial statements, "Britannia Data Management Limited" or "the BDM Group" mean the combined accounts of:

        -      Britannia Data Management Limited;

        - British Data Management Limited, a wholly owned subsidiary of Britannia Data Management Limited;

        - Abbey Records Management, a division of Abbey Storage Limited, a company wholly owned by Mentmore Abbey plc; and

        - The Document Storage Company Limited and various other non-trading wholly owned subsidiaries of Britannia Data Management Limited.

        The financial statements are not comparable to the United Kingdom financial statements and exclude Britannia Storage Systems Limited, a wholly owned subsidiary of Britannia Data Management Limited which was retained by Mentmore Abbey plc. See Note 11.

        The BDM Group is a full-service records management company providing storage and related services for all media in various locations throughout England to Government departments and commercial, professional, financial and energy businesses.

        On July 21, 1997, Britannia Data Management Limited formally changed its name from British Data Management Limited and British Data Management Limited formally changed its name from Britannia Data Management Limited.

2.      BASIS OF PRESENTATION

        The Company maintains its accounts in accordance with accounting principles and practices employed by enterprises in the United Kingdom, whereas the accompanying financial statements reflect certain adjustments not recorded in the Company's books, to present these statements in accordance with generally accepted accounting principles in the United States. These financial statements have been translated to US dollars.

BRITANNIA DATA MANAGEMENT LIMITED
-------------------------------------------------------------------------------

NOTES TO COMBINED FINANCIAL STATEMENTS (continued)
(Amounts in thousands)

        The significant adjustments made to present the financial statements in accordance with generally accepted accounting principles in the United States relate primarily to accounting for goodwill and income taxes. At October 31, 1998, stockholder's equity of $57,468 arises because of differences between the UK statutory accounts and the US GAAP financial statements.

        Foreign currency translation


        The financial information expressed in US dollars is presented solely for the convenience of the reader. Assets and liabilities have been translated from UK sterling at the following rates for each US dollar:


        October 31, 1997:                    1.6722
        October 31, 1998:                    1.6771


        Revenues and expenses have been translated at the average exchange rate for each US dollar as follows:


        Year ended October 31, 1997:         1.6729
        Year ended October 31, 1998:         1.6622

3.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        a.     Use of estimates

               The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

        b.     Revenue recognition

               Revenues consist of storage revenues and service and storage material sales revenues. Storage revenues consist of periodic charges related to the storage of materials (either on a per unit or per cubic foot of records basis). In certain circumstances, based upon customer requirements, storage revenues include periodic charges associated with normal recurring service activities. Service and storage material sales revenues are comprised of charges for related service activities and the sale of storage materials. Customers are generally billed on a monthly basis on contractually agreed-upon terms.

               Storage and service revenues are recognized in the month the respective service is provided. Storage material sales are recognized when shipped to the customer. Amounts related to future storage for customers where storage fees are billed in advance are accounted for as deferred income and amortized over the applicable period.

BRITANNIA DATA MANAGEMENT LIMITED
-------------------------------------------------------------------------------

NOTES TO COMBINED FINANCIAL STATEMENTS (continued)
(Amounts in thousands)

        c.     Cash and cash equivalents

               Cash and cash equivalents consist of cash on hand and cash invested in short-term securities which have original maturities of less than 90 days. Cash and cash equivalents are carried at cost, which approximates the fair market value.

        d.     Property, plant and equipment

               Property, plant and equipment are stated at cost and depreciated over the following estimated useful lives on the straight line method:

               Buildings                           -     50 years
               Leasehold improvements              -     over the lease term
               Furniture and fixtures              -     10 years
               Equipment and racking               -     5 - 20 years
               Motor vehicles                      -     4 years
               Computer hardware and software      -     5 years

               Repairs and maintenance costs, except to the extent that they increase productivity or extend the useful life of an asset, are expensed when incurred.

               During 1998 the estimated useful life of certain equipment and racking has been revised. The effect of this change is to reduce depreciation by $173.

        e.     Goodwill


               Goodwill reflects the cost in excess of fair value of the net assets of companies acquired in purchase transactions. Goodwill is amortized using the straight line method from the date of acquisition over the expected period to be benefited, currently estimated at 30 years. The recoverability of goodwill is periodically assessed based upon the future undiscounted cash flows in accordance with Statement of Financial Accounting Standards ("SFAS") No 121, "Accounting for the Impairment of Long Lived Assets and for Long Lived Assets to be Disposed Of."

               The net book value of goodwill at October 31, 1998 relates to the acquisition of Britannia Data Management Limited by Mentmore Abbey plc in October 1996. Accumulated amortization of goodwill was $1,993 and $4,009 as of October 31, 1997 and 1998,
               respectively.


        f.     Inventories

               Inventories are valued at the lower of cost using the first-in, first-out basis, or market value. Inventories comprise cartons, magnetic tape and dyeline film and paper.

        g.     Deferred income taxes

               Provision is made at current rates for taxation deferred in respect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for tax purposes.

BRITANNIA DATA MANAGEMENT LIMITED
-------------------------------------------------------------------------------

NOTES TO COMBINED FINANCIAL STATEMENTS (continued)
(Amounts in thousands)

        h.     Defined contribution plan

               The BDM Group operates a defined contribution plan. The assets of the plan are held separately from those of the BDM Group in an independently administered fund. Contributions payable for the period are charged to the statement of operations. The cost charged was $156 and $160 in 1997 and 1998, respectively.

        i.     Foreign currency


               All assets and liabilities of the BDM Group are translated at year-end exchange rates, and revenues and expenses are translated at average exchange rates for the year in accordance with SFAS No. 52, "Foreign Currency Translation." Resulting translation adjustments are reflected as a separate component of stockholders' equity titled "Cumulative translation adjustment." Foreign currency transaction gains and losses are included in the accompanying statements of operations and are not material for the two years presented.


        j.     Restructuring


               Following the acquisition of the BDM Group in October 1996, the Company undertook certain restructurings of the acquired businesses, which were completed within one year from the date of acquisition. The restructuring activities consisted of certain reductions in warehouse and overhead staffing levels pursuant to a formalized plan. In connection with these restructing activities the Company had established reserves of $281 at October 31 1996. These amounts were recorded as restructuring charges in the profit and loss account between the date of acquisition and October 31, 1996 and were provided in accordance with Emerging Issues Task Force Issue No. 94-3, "Liability Recognition For Costs To Exit An Activity (Including Certain Costs Incurred In A Restructuring)." During the year ended October 31, 1997 the Company expended $281 for such restructuring costs. As of October 31, 1997 and 1998 there were no amounts accrued for restructuring costs.


4.      DEBT

          The maturities of the long term debt are as follows:

                                                                 October 31,
                                                                    1998
                                                                 -----------
          1999                                                   $  1,677
          2000                                                      1,677
          2001                                                      1,677
          2002                                                      2,096
          2003                                                      2,515
          Thereafter                                                6,290
                                                                  -------
                                                                   15,932
          Current                                                  (1,677)
                                                                  -------
          Long term debt, net of current portion                 $ 14,255
                                                                 ========

BRITANNIA DATA MANAGEMENT LIMITED
-------------------------------------------------------------------------------


NOTES TO COMBINED FINANCIAL STATEMENTS (continued)
(Amounts in thousands)



        On January 21 1997, Britannia Data Management Limited entered into a $16,000 bank loan. Principal and interest payments are payable monthly through March 31, 2006. The effective rate of interest on the bank loan is 1.125% over the London Inter-Bank Offered Rate (LIBOR) (7.7348% at October 31, 1998). All payments are payable in UK Sterling. On the same date, Britannia Data Management Limited entered into a $10,000 group working capital bank facility. The effective rate of interest for all balances within this facility was 1% over the bank's base rate (7.25% at October 31, 1998).


        The above facilities are secured by the assets of the Company and guaranteed by Mentmore Abbey plc, Abbey Storage Limited, Britannia Storage Systems Limited and Homewares Brands Limited, all of which are in the Mentmore Abbey plc group. The facility agreement includes certain financial and non-financial covenants and restrictions based on net income and net worth. The Company is in compliance of all covenants at October 31, 1998. On January 4, 1999, the Company renegotiated its financing with the result that the guarantees from Mentmore Abbey plc and the other companies within the Mentmore Abbey plc group were released.


5.      INCOME TAXES


        Income taxes have been accounted for in accordance with SFAS No. 109 which requires the recognition of deferred tax assets and liabilities for the expected tax consequences of temporary differences between the tax and financial reporting bases of assets and liabilities. The primary temporary differences are due to timing differences from the depreciation of property, plant and equipment. The BDM Group had aggregate gross deferred tax assets of $623 and $374 at October 31, 1997 and 1998, respectively, and aggregate gross deferred tax liabilities of $1,039 and $1,211 at October 31, 1997 and 1998, respectively.


        Britannia Data Management Limited and British Data Management Limited file individual tax returns. A tax return is filed for Abbey Storage Limited which includes Abbey Records Management. Taxes for Abbey Records Management have been provided as if it were a separate company.

        The provision for income tax consists of the following components:

                                                         October 31,
                                                     -------------------
                                                      1997         1998
                                                     -------------------
        UK Corporation tax - current                 $ 496       $ 1,088
        UK Corporation tax - deferred                  450           416
                                                     -----        ------
                                                     $ 946        $1,504
                                                     =====        ======

BRITANNIA DATA MANAGEMENT LIMITED
-------------------------------------------------------------------------------

NOTES TO COMBINED FINANCIAL STATEMENTS (continued)
(Amounts in thousands)

A reconciliation of total income tax expense and the amount computed by applying the UK corporation tax rate of 31% to income taxes is as follows:

                                                                          October 31,
                                                                      ---------------------
                                                                      1997            1998
                                                                      ---------------------
          Computed "expected" tax provision                           $325           $  878

          Increase in income taxes resulting from:
                  Non deductible goodwill amortization                 618              625
                  Other                                                  3                1
                                                                      ----           ------
                                                                      $946           $1,504
                                                                      ====           ======


6.      PROPERTY, PLANT AND EQUIPMENT

                                                                             Computer
                                                     Equipment               hardware     Furniture
                        Land and     Leasehold         and         Motor        and          and
                        buildings   improvements     racking      vehicles    software     fixtures     Total
                        -------------------------------------------------------------------------------------
Gross fixed assets at
October 31, 1997        $20,600        $337          $13,038       $1,071      $3,129       $5,429     $43,604
                        =======        ====          =======       ======      ======       ======     =======

Gross fixed assets at
October 31, 1998        $21,194        $443          $13,517         $941      $3,698       $6,237     $46,030
                        =======        ====          =======       ======      ======       ======     =======


Included in operating expenses are amounts of $454 in 1997 and $450 in 1998 representing repairs and maintenance expense.

7.      ACCRUED EXPENSES

                                                     October 31,
                                                  ------------------
                                                   1997        1998
                                                  ------------------
         Accrued expenses                         $2,673      $2,909
         Income taxes                                 20           7
         Sales taxes                               1,266         998
         Accrued payroll taxes                       455         424
                                                  ------      ------
                                                  $4,414      $4,338
                                                  ======      ======

BRITANNIA DATA MANAGEMENT LIMITED
-------------------------------------------------------------------------------

NOTES TO COMBINED FINANCIAL STATEMENTS (continued)
(Amounts in thousands)

8.      STOCKHOLDERS' EQUITY

         Share Capital


         Authorized:
         Common stock comprises 32,000 ordinary shares of $.16 nominal value.

                                                                               October 31,
                                                                            -----------------
                                                                             1997     1998
                                                                            -----------------
        Allotted, issued and fully paid:

        Common stock - ordinary shares, $.16 nominal value                  $4,081    $4,081
                                                                            ======    ======

        $529 and $618 were distributed to Abbey Storage Limited in 1997 and 1998, respectively.


9.      COMMITMENTS AND CONTINGENCIES

        Capital leases

        The present value of the minimum lease payments for capital leases is as follows:

                                                              October 31,
                                                                 1998
                                                            -------------
        1999                                                  $  989
        2000                                                     704
        2001                                                     193
                                                               -----

        Gross payments                                         1,886
        Interest portion                                        (155)
        Current portion                                         (877)
                                                               -----

        Capital leases, net of current portion                $  854
                                                              ======

        Assets under capital leases consist primarily of equipment and racking. The gross amount of assets held under capital leases is $4,319 at October 31, 1997 and $4,078 at October 31, 1998. The accumulated depreciation on these assets is $477 at October 31, 1997 and $695 at October 31, 1998. The depreciation on these assets charged in 1997 and 1998 is included within the depreciation expense.

BRITANNIA DATA MANAGEMENT LIMITED
--------------------------------------------------------------------------------

NOTES TO COMBINED FINANCIAL STATEMENTS (continued)
(Amounts in thousands)

        Operating Leases


        The BDM Group leases most of its facilities under various operating leases. A majority of these leases have an average lease life of between 10 and 20 years and have either fixed or Consumer Price Index escalation clauses. The BDM Group also leases motor vehicles under operating leases which have an average lease life of three years. The amounts paid in respect of operating leases including rent expense were $2,749 in 1997 and $3,078 in 1998.


        The minimum future lease payments for buildings under operating leases are as follows:

         Year                                                   October 31,
                                                                   1998
                                                                -----------
         1999                                                    $ 2,584
         2000                                                      2,341
         2001                                                      2,231
         2002                                                      2,154
         2003                                                      2,118
         2004 and thereafter                                      17,919
                                                                 -------
         Total minimum lease payments                            $29,347
                                                                 =======

        Guarantees


        The BDM Group has guaranteed the borrowings of other companies within the Mentmore Abbey plc group by way of granting security over its property and assets. The total related debt outstanding at October 31, 1998 amounted to $22,049. On January 4, 1999, Mentmore Abbey plc renegotiated its financing with the result that the guarantees by the BDM Group relating to Mentmore Abbey plc and the other companies within the Mentmore Abbey plc group were released.


        Employment Agreements

        The BDM Group has severance agreements with certain key officials that provide for potential additional payments of up to $70 in the event of a change in control of the entity. The transactions discussed in Note 11 will not result in any payments under these agreements.

10.     RELATED PARTY TRANSACTIONS

        Amounts due from/owed to other companies in the Mentmore Abbey plc group

        The amounts due from/owed to related parties, as set out in the combined balance sheets, are all in respect of other companies within the Mentmore Abbey plc group. These balances represent the net of cash advances and expenses charged by Mentmore Abbey plc.

        Transactions with related parties

        Certain administrative expenses such as insurances and certain professional fees have been paid on behalf of and charged to the BDM Group, at cost by Mentmore Abbey plc. In addition a management fee has been charged by Mentmore Abbey plc as the BDM Group uses certain resources and administrative staff of Mentmore Abbey plc. The management fee is variable and is calculated on the basis of expenditure incurred. The fee charged for the year ended October 31, 1997, was $171. For the year ended October 31, 1998 the total management fee

BRITANNIA DATA MANAGEMENT LIMITED
--------------------------------------------------------------------------------

NOTES TO COMBINED FINANCIAL STATEMENTS (continued)
(Amounts in thousands)

        charged by Mentmore Abbey plc to the BDM Group was $1,080. This fee comprised $243 in respect of obtaining an insurance rebate and $837 in respect of management fees.

11.     SUBSEQUENT EVENTS


        On January 4, 1999 the following events occurred which resulted in Iron Mountain Incorporated becoming a 50.1% stockholder of Britannia Data Management Limited:

        o Mentmore Abbey plc and Abbey Storage Limited sold an aggregate of 12,290,505 shares in Britannia Data Management Limited to Iron Mountain (UK) Limited, a subsidiary of Iron Mountain Incorporated, a US public company;


        o Britannia Data Management Limited acquired the entire issued share capital of Arcus Data Security Limited, a company wholly owned by Iron Mountain (UK) Limited, in exchange for 150,000 shares of BDM common stock;

        o Iron Mountain (UK) Limited acquired 400,000 new ordinary shares in Britannia Data Management Limited;

        o Abbey Storage Limited sold Abbey Records Management and its related assets to British Data Management Limited; and

        o Britannia Storage Systems Limited was transferred to Mentmore Abbey plc.

                           IRON MOUNTAIN INCORPORATED
         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

        The following Unaudited Pro Forma Condensed Consolidated Balance Sheet has been prepared based on the historical condensed consolidated balance sheet of Iron Mountain as of September 30, 1998 and the historical condensed combined balance sheet of BDM as of July 31, 1998 and gives effect to the BDM acquisition as if it had occurred as of September 30, 1998. The following Unaudited Pro Forma Condensed Consolidated Statements of Operations for the nine months ended September 30, 1998 and for the year ended December 31, 1997, give effect to the BDM acquisition and to the acquisitions of Safesite, FileSafe, Allegiance, Record Masters, Arcus and NUS (together with related real estate transactions, the "Previous Acquisitions"), as if each had occurred as of January 1, 1997. However, the aforementioned statements of operations do not include results of operations prior to the date of acquisition, or pro forma adjustments, for acquisitions completed by Record Masters and Arcus in 1997. Pro Forma adjustments are described in the accompanying notes. See "Overview" in the accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.


        The Unaudited Pro Forma Condensed Consolidated Statements of Operations for the nine months ended September 30, 1998 and for the year ended December 31, 1997, give effect to the Equity Offering, and the application of the net proceeds therefrom, as if the Equity Offering had occurred as of January 1, 1997. In addition, the Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 1997, gives effect to the sale of the 1997 Notes, and the application of the net proceeds therefrom, as if the sale of the 1997 Notes had occurred as of January 1, 1997. Pursuant to certain SEC Rules and Regulations, the Unaudited Pro Forma Condensed Consolidated Statements of Operations only include results of operations and pro forma adjustments for acquisitions determined to be individually significant. Accordingly, 14 acquisitions completed in 1997, 13 acquisitions completed in 1998 and three acquisitions completed in 1999 are not included herein.

        The Unaudited Pro Forma Condensed Consolidated Statements of Operations are not necessarily indicative of the actual results of operations that would have been reported had the BDM acquisition, the Previous Acquisitions, the Equity Offering and the sale of the 1997 Notes been consummated as of January 1, 1997, nor do they purport to indicate the results of future operations of Iron Mountain. Furthermore, the pro forma results do not give effect to all cost savings or incremental costs which may occur as a result of the integration and consolidation of the BDM acquisition and the Previous Acquisitions. In the opinion of management, all adjustments necessary to present fairly such pro forma financial statements have been made.

        All of the acquisitions and related real estate transactions have been accounted for using the purchase method of accounting.

                           IRON MOUNTAIN INCORPORATED
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                            AS OF SEPTEMBER 30, 1998

                                 (In thousands)

                                          Historical                                       Pro Forma
                                             Iron       Historical      Pro Forma             Iron
                                           Mountain       BDM (1)      Adjustments          Mountain
                                           --------       -------      -----------          --------
Assets

Current Assets                            $  92,456      $ 11,011       $  6,630     (A)   $  110,097
Property, Plant and Equipment, net          250,243        30,948             --              281,191
Goodwill, net                               522,184        56,057         10,513     (B)      588,754
Other Long-term Assets                       29,823            --             --               29,823
                                          ---------       -------       --------           ----------
   Total Assets                           $ 894,706      $ 98,016       $ 17,143           $1,009,865
                                          =========       =======       ========           ==========
Liabilities and Stockholders'
  Equity

Current Liabilities                       $  80,383      $ 12,568       $     --           $   92,951
Long-term Debt, net of Current Portion      441,296        15,641         47,330     (C)      504,267
Deferred Rent                                 9,309            --             --                9,309
Deferred Income Taxes                        13,752           475             --               14,227
Other Long-term Liabilities                   9,506            --             --                9,506
Minority Interest (2)                            --            --         39,145     (D)       39,145
Stockholders' Equity                        340,460        69,332        (69,332)   (E)(F)    340,460
                                          ---------       -------       --------           ----------

   Total Liabilities and Stockholders'
      Equity                              $ 894,706      $ 98,016       $ 17,143           $1,009,865
                                          =========       =======       ========           ==========

-----------------
(1) Represents the historical condensed combined balance sheet of BDM as of July 31, 1998. See "Overview--BDM Acquisition" in the accompanying Notes.

(2) Minority interest represents 49.9 percent of the total equity of BDM after giving pro forma effect to the issuance of capital stock to Iron Mountain in exchange for cash and the net assets of ADS.


                     The accompanying Notes are an integral
                 part of these pro forma financial statements.

                           IRON MOUNTAIN INCORPORATED
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998

                      (In thousands, except per share data)

                                                             Pro Forma
                     Historical                                 For                                Pro Forma
                        Iron     Historical                     NUS     Historical                   Iron
                      Mountain     NUS(1)     Adjustments(5) Acquisition   BDM(2)    Adjustments    Mountain
                      --------     ------     -----------   -----------   ------    -----------    --------
Revenues:

 Storage              $168,046     $4,657    $    --          $172,703    $12,845    $    --       $185,548
 Service and
   Storage Material
   Sales               142,461        885         --           143,346      9,408         --        152,754
                      --------     ------    -------          --------    -------    -------       --------
    Total Revenues     310,507      5,542         --           316,049     22,253         --        338,302
Operating Expenses:
 Cost of Sales
   (Excluding
   Depreciation)       162,609      2,116         --           164,725     12,519         --        177,244
 Selling, General
   and Administrative   76,666      1,121         --            77,787      4,058         --         81,845
 Depreciation and
   Amortization         36,225        713        (87)   (G)     36,851      3,026        263   (N)   40,140
                      --------     ------    -------          --------    -------    -------       --------
    Total Operating
      Expenses         275,500      3,950        (87)          279,363     19,603        263        299,229
                      --------     ------    -------          --------    -------    -------       --------
Operating Income        35,007      1,592         87            36,686      2,650       (263)        39,073
Interest Expense, net   34,228        282     (1,732)   (H)(K)  32,778      1,195      2,217   (O)   36,190
Other Income (3)         1,700         --         --             1,700         --         --          1,700
                      --------     ------    -------          --------    -------    -------       --------
Income Before Provision
 for Income Taxes and
 Minority Interest       2,479      1,310      1,819             5,608      1,455     (2,480)         4,583
Provision for
 Income Taxes            4,123        544        773    (I)(L)   5,440        771      (887)   (P)    5,324
Minority Interest (4)       --         --         --                --         --        400   (Q)      400
                      --------     ------    -------          --------    -------    -------       --------
Net Income (Loss)     $ (1,644)    $  766    $ 1,046          $    168    $   684    $(1,993)      $ (1,141)
                      ========     ======    =======          ========    =======    =======       ========
Net Income (Loss)
 per Common Share
 - Basic and Diluted  $  (0.06)                               $   0.01                             $  (0.04)
                       =======                                ========                             ========
Weighted Average
 Common Shares
  Outstanding           26,848                 2,978    (J)(M)  29,826                  (921)  (R)   28,905
                        ======                 =====            ======                  ====         ======

-------------------------

(1) Represents historical results of operations for NUS for the period prior to acquisition by Iron Mountain. See "Overview--Previous Acquisitions" in the accompanying Notes.

(2) Represents the historical condensed combined statement of operations of BDM for the nine months ended July 31, 1998, after conversion to U.S. generally accepted accounting principles. See "Overview--BDM Acquisition" in the accompanying Notes.

(3) Other income includes a $1.7 million gain resulting from the settlement of several insurance claims related to the March 1997 fires at Iron Mountain's South Brunswick Township, New Jersey facilities.

(4) Includes an adjustment of $59 that represents the pro forma effect of the
    49.9 percent minority interest in the net income of ADS for the nine months ended September 30, 1998.

(5) Includes pro forma adjustments for the Equity Offering and the application of the net proceeds therefrom.

                     The accompanying Notes are an integral
                  part of these pro forma financial statements.

                           IRON MOUNTAIN INCORPORATED
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997

                      (In thousands, except per share data)

                                        Pro Forma
                                           For                                               Pro Forma
                                        Previous          Historical                            Iron
                                     Acquisitions(1)        BDM(2)         Adjustments        Mountain
                                     ---------------        ------         -----------        --------
Revenues:

 Storage                               $   216,582       $  14,958         $      --         $ 231,540
 Service and Storage Material
  Sales                                    142,884          13,295                --           156,179
                                       -----------       ---------         ---------         ---------
    Total Revenues                         359,466          28,253                --           387,719
Operating Expenses:
 Cost of Sales (Excluding
  Depreciation)                            185,497          17,298                --           202,795
 Selling, General and
  Administrative                            92,251           4,337                --            96,588
 Depreciation and Amortization              42,049           3,915               350   (S)      46,314
                                       -----------       ---------         ---------         ---------
    Total Operating Expenses               319,797          25,550               350           345,697
                                       -----------       ---------         ---------         ---------
Operating Income                            39,669           2,703              (350)           42,022
Interest Expense, net                       42,809           1,654             2,956   (T)      47,419
                                       -----------       ---------         ---------         ---------
Income (Loss) Before Provision
 for Income Taxes and Minority
 Interest                                   (3,140)          1,049            (3,306)           (5,397)
Provision for Income Taxes                   3,063             946            (1,182)  (U)       2,827
Minority Interest (3)                           --              --                51   (V)          51
                                       -----------       ---------         ---------         ---------
Net Income (Loss)                      $    (6,203)      $     103         $  (2,175)        $  (8,275)
                                       ===========       =========         =========         =========
Net Loss per Common Share -
 Basic and Diluted                     $     (0.22)                                          $   (0.30)
                                       ===========                                           =========
Weighted Average Common
 Shares Outstanding - Basic
 and Diluted                                28,042                                              28,042
                                       ===========                                           =========

-------------------------
(1) See Schedule A for detail of Pro Forma for Previous Acquisitions. Schedule A also includes pro forma adjustments for the Equity Offering, the sale of the 1997 Notes and the application of the net proceeds therefrom.

(2) Represents the historical condensed combined statement of operations of BDM for the year ended October 31, 1997, after conversion to U.S. generally accepted accounting principles. See "Overview--BDM Acquisition" in the accompanying Notes.

(3) Minority interest does not include any pro forma adjustment for the acquisition of ADS by BDM, as such adjustment is immaterial.

                     The accompanying Notes are an integral
                  part of these pro forma financial statements.

                                                                      Schedule A

                                IRON MOUNTAIN INCORPORATED
                            SCHEDULE OF PREVIOUS ACQUISITIONS
                           FOR THE YEAR ENDED DECEMBER 31, 1997

                                      (In thousands)
                                       (Unaudited)

                                                                           Previous Acquisitions(1)
                                   Historical      -----------------------------------------------------------------------
                                      Iron                                                        Record
                                    Mountain       Safesite        Filesafe       Allegiance     Masters(2)    Arcus(3)(4)
                                    --------       --------        --------       ----------     ----------    -----------

Revenues:
   Storage                         $ 125,968       $ 4,198          $5,254           $1,625         $18,999       $51,607
   Service and Storage
     Material Sales                   82,797         6,034           3,419            1,132           4,012        43,738
                                   ---------       -------          ------           ------         -------       -------
     Total Revenues                  208,765        10,232           8,673            2,757          23,011        95,345

Operating Expenses:
   Cost of Sales (Excluding
      Depreciation)                  106,879         5,111           3,019            1,378          11,813        53,323
   Selling, General and
      Administrative                  51,668         4,460           1,497              580           5,493        35,396
   Depreciation and
      Amortization                    27,107           397             289              149           2,067         6,017
                                   ---------       -------          ------           ------         -------       -------
        Total Operating Expenses     185,654         9,968           4,805            2,107          19,373        94,736
                                   ---------       -------          ------           ------         -------       -------
Operating Income                      23,111           264           3,868              650           3,638           609
Interest (Income) Expense             27,712            26             142              (31)          1,910         3,317
                                   ---------       -------          ------           ------         -------       -------
Income (Loss) Before Provision
   (Credit) for Income Taxes
   and Minority Interest              (4,601)          238           3,726              681           1,728        (2,708)
Provision (Credit) for Income Taxes      (80)           77              --               28           1,267          (696)
   Taxes
Minority Interest                         --            --              --               --              --            --
                                   ---------       -------          ------           ------         -------       -------
Net Income (Loss)                  $  (4,521)      $   161          $3,726           $  653         $   461       $(2,012)
                                   =========       =======          ======           ======         =======       =======

Net Loss per Common Share -
   Basic and Diluted               $   (0.26)
                                   =========

Weighted Average Common Shares
   Outstanding                        17,172
                                   =========


                                      Previous Acquisitions         Pro Forma
                                      --------------------             For
                                                                     Previous
                                      NUS      Adjustments(5)      Acquisitions
                                      ---      --------------      ------------

Revenues:
   Storage                           $ 8,931     $     --           $216,582
   Service and Storage
     Material Sales                    1,752           --            142,884
                                     -------     --------           ---------
     Total Revenues                   10,683           --            359,466

Operating Expenses:
   Cost of Sales (Excluding
      Depreciation)                    4,161         (187)  (W)       185,497
   Selling, General and
      Administrative                   2,024       (8,867)  (X)        92,251
   Depreciation and
      Amortization                     1,374        4,649   (Y)        42,049
                                     -------     --------            --------
        Total Operating Expenses       7,559       (4,405)            319,797
                                     -------     --------            --------
Operating Income                       3,124        4,405              39,669
Interest (Income) Expense                610        9,123 (Z)(BB)(CC)  42,809
                                     -------     --------            --------
Income (Loss) Before Provision
   (Credit) for Income Taxes
   and Minority Interest               2,514       (4,718)             (3,140)
Provision (Credit) for Income Taxes    1,024        1,443 (AA)(DD)      3,063
   Taxes
Minority Interest                         --           --                  --
                                     -------     --------            --------
Net Income (Loss)                    $ 1,490     $ (6,161)           $ (6,203)
                                     =======     ========            ========

Net Loss per Common Share -
   Basic and Diluted                                                 $  (0.22)
                                                                     ========

Weighted Average Common Shares
   Outstanding                                     10,870 (EE)         28,042
                                                 ========            ========

----------------------
(1) Represents historical results of operations for each Previous Acquisition for the period in 1997 prior to acquisition by the Company. See "Overview--Previous Acquisitions" in the accompanying Notes.

(2) Does not include results of operations prior to the date of acquisition, or pro forma adjustments, for an acquisition completed by Record Masters in 1997.

(3) Does not include results of operations prior to the date of acquisition, or pro forma adjustments, for an acquisition completed by Arcus in 1997.

(4) Includes $8.1 million of stock compensation expense directly attributable to the Arcus Merger.

(5) Includes pro forma adjustments for the Equity Offering, the sale of the 1997 Notes and the application of the net proceeds therefrom.


                     The accompanying Notes are an integral
                  part of these pro forma financial statements.

                           IRON MOUNTAIN INCORPORATED
    NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Overview

Previous Acquisitions


        In June 1997, Iron Mountain acquired Safesite Records Management Corporation ("Safesite") and certain related real estate for $62.0 million, including $45.0 million in aggregate fair value of Common Stock and options to purchase Common Stock and the balance in cash. In October 1997, Iron Mountain acquired Records Retention/FileSafe, L.P. ("FileSafe") for total consideration of $45.1 million in cash and assumed debt and Allegiance Business Archives, Ltd. ("Allegiance") for $8.8 million in cash. In November 1997, Iron Mountain acquired HIMSCORP, Inc. (d/b/a Record Masters) for $85.4 million, including $36.0 million in fair value of Common Stock and the balance in cash and assumed debt. (In June 1997, Record Masters completed the acquisition of MKC, Inc. ("MKC"), a medical records management company. The results of operations of MKC prior to the date of acquisition are not included in the Pro Forma Statement of Operations. For the five months ended May 31, 1997, MKC had unaudited revenues of $0.9 million.)


        In January 1998, Iron Mountain acquired Arcus Group, Inc. ("Arcus") for $153.7 million, including $55.0 million in aggregate fair value of Common Stock and options to acquire Common Stock and the balance in cash and assumed debt. (In August 1997, Arcus completed the acquisition of an IT staffing business. The results of operations for such IT staffing business prior to the date of acquisition are not included in the Pro Forma Statement of Operations. For the period in 1997 prior to the date of acquisition, such IT staffing business had unaudited revenues of $5.7 million.) In July 1998, Iron Mountain acquired National Underground Storage, Inc. ("NUS") for $29.2 million in cash and assumed debt.

BDM Acquisition


        In January 1999, Iron Mountain acquired a 50.1 percent interest in BDM for total consideration of $49.8 million consisting of $47.3 million in cash and the balance in the capital stock of ADS. Iron Mountain acquired shares of BDM from Mentmore Abbey plc ("MA") and from Abbey Storage Limited, a wholly owned subsidiary of MA. In addition, Iron Mountain acquired newly issued shares from BDM in exchange for cash and the capital stock of ADS. Upon completion of the transaction, Iron Mountain owned 50.1 percent of the outstanding capital stock of BDM and Mentmore Abbey plc owned the remaining 49.9 percent.


        BDM has an April 30 fiscal year end. For consolidation purposes, Iron Mountain has designated October 31 as the fiscal year end for BDM. Accordingly, the Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 1998 includes the unaudited condensed combined balance sheet of BDM as of July 31, 1998 and the Unaudited Pro Forma Condensed Consolidated Statements of Operations for the nine months ended September 30, 1998 and the year ended December 31, 1997 include the unaudited condensed combined statements of operations of BDM for the nine months ended July 31, 1998 and the year ended October 31, 1997, respectively.

        The financial statements of BDM have been prepared in accordance with U.S. generally accepted accounting principles and have been translated into U.S. dollars in accordance with Statement of Financial Accounting Standards No. 52, Foreign Currency Translation. The functional currency of BDM is Pounds Sterling. Accordingly, assets and liabilities have been translated into U.S.

dollars at the exchange rate on the balance sheet date. Revenues and expenses have been translated into U.S. dollars at the average exchange rate during the period translated. Gains and losses that result from translating assets and liabilities into U.S. dollars are included in stockholders' equity as a cumulative translation adjustment. The amount of the cumulative translation adjustment as of July 31, 1998 included in stockholders' equity on the accompanying Unaudited Condensed Consolidated Balance Sheet was $2.1 million.

Balance Sheet

(1)     Purchase Price Allocation


        The purchase price of the BDM acquisition has been allocated to the acquired assets and liabilities based upon their estimated fair values. It is not practicable at this time to estimate the fair value of every asset acquired and liability assumed in the BDM acquisition; accordingly, the net book value of such assets and liabilities has been used for pro forma purposes. Any excess purchase price has been allocated to goodwill. The purchase price allocation is preliminary and subject to adjustment based on the final determination of the fair value of the net assets acquired.

           Purchase Price:
             Cash Paid                                           $  47,330
             Fair Value of ADS Capital Stock                         2,486
                                                                 ---------
                 Total Purchase Price                            $  49,816
                                                                 =========

           Allocation of Purchase Price:
             Current Assets                                      $  17,641
             Property, Plant and Equipment                          30,948
             Goodwill                                               66,570
             Fair Value of ADS Net Assets                            2,486
             Current Liabilities                                   (12,568)
             Long-term Debt, net of Current Portion                (15,641)
             Deferred Income Taxes                                    (475)
             Minority Interest                                     (39,145)
                                                                 ---------
                 Total Allocation of Purchase Price              $  49,816
                                                                 =========


(2) Pro Forma Balance Sheet Adjustments

        The pro forma adjustments to the Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 1998 consist of the following:

                                                                            Pro Forma
                                                                           Adjustments
                                                                         --------------
     (A)  To record cash received by BDM for newly issued shares of stock    $  6,630

     (B)  To record increase in goodwill equal to the excess of purchase
             price over fair value of net assets acquired                      10,513

     (C)  To record additional debt incurred to finance the BDM
             acquisition                                                       47,330

     (D)  To record the minority interest in the net assets of BDM             39,145

     (E)  To record equity issued by BDM in exchange for cash and the net
             assets of ADS                                                      9,116

     (F)  To reverse the equity of BDM that was not acquired                $ (78,448)


Statement of Operations

(3)     Pro Forma Statement of Operations Adjustments

        The pro forma adjustments to the Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Nine Months Ended September 30, 1998 consist of the following:

                                                                             Pro Forma
                                                                           Adjustments
                                                                         --------------
         NUS Acquisition Adjustments:

     (G)   To reflect reduction in depreciation expense based on the fair value of the assets acquired and the remaining useful lives
              and the amortization of goodwill                              $     (87)

     (H)   To reverse interest expense on retired debt and to record
              interest expense on the additional debt incurred to finance
              the NUS acquisition                                                 256

     (I)   To adjust the provision for income taxes to a 40% rate on pro
              forma income before nondeductible goodwill amortization       $     (22)

     (J)   To adjust pro forma weighted average common shares
              outstanding to give effect to all potentially dilutive
              securities required due to pro forma net income                     921

          Equity Offering Adjustments:
     (K) To reverse interest expense on Iron Mountain indebtedness outstanding under the Credit Agreement assumed to be
           retired with a portion of the net proceeds from the Equity
           Offering                                                               $ (1,988)

     (L) To adjust the provision for income taxes to a 40% rate on pro
           forma income before nondeductible goodwill amortization                $    795

     (M) To adjust pro forma weighted average common shares
           outstanding as if the Equity Offering had occurred as of
           January 1, 1997                                                           2,057

         BDM Acquisition Adjustments:

     (N) To reflect the amortization of goodwill                                  $    263

     (O) To record interest expense on the additional debt incurred to
           finance the BDM acquisition                                               2,217

     (P) To adjust the provision for income taxes to a 40% rate on pro
           forma income before nondeductible goodwill amortization                    (887)

     (Q) To record minority interest in the net income of BDM                     $    400

     (R) To reverse adjustment for all potentially dilutive
           securities due to pro forma net loss                                       (921)

        The pro forma adjustments to the Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Year Ended December 31, 1997 consist of the following:


                                                                                 Pro Forma
                                                                                Adjustments
                                                                              --------------
          BDM Acquisition Adjustments:

     (S) To reflect the amortization of goodwill                                  $    350

     (T) To record interest expense on the additional debt incurred to
           finance the BDM acquisition                                               2,956

     (U) To adjust the provision for income taxes to a 40% rate on
           pro forma income before nondeductible goodwill amortization              (1,182)

     (V) To record the minority interest in BDM                                   $     51

          Previous Acquisition Adjustments:

     (W) To eliminate rent expense to reflect the purchase of facilities
           previously leased                                                      $   (187)

     (X)  To reverse stock compensation charge directly attributable to the Arcus Merger and to conform the accounting policy of Arcus to that of Iron Mountain with respect to the capitalization of
            costs for software developed for internal use                         $ (8,867)

     (Y)  To adjust depreciation expense based on the fair value of assets acquired and the remaining estimated useful lives and the
            amortization of goodwill                                                 4,649

     (Z)  To reverse interest expense on retired debt and to record interest expense on the additional debt incurred to finance the
            Previous Acquisitions                                                    9,373

     (AA) To adjust the provision for income taxes to a 40% rate before
            nondeductible goodwill amortization                                   $  1,143

           1997 Notes and Equity Offering Adjustments:

     (BB) To reverse interest expense on the Iron Mountain's
            indebtedness outstanding under the Credit Agreement assumed to be retired with a portion of the net proceeds from the
            Equity Offering                                                       $(18,474)

     (CC) To record interest expense on the 1997 Notes as if they had been
            issued on January 1, 1997                                               18,224

     (DD) To adjust the provision for income taxes to a 40% rate before
            nondeductible goodwill amortization                                   $    300

     (EE) To adjust pro forma weighted average common shares outstanding as if the Previous Acquisitions and the Equity
            Offering had occurred as of January 1, 1997                             10,870

                                    SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                      IRON MOUNTAIN INCORPORATED
                                      --------------------------------------
                                      (Registrant)

March 22, 1999                    By: /s/ Jean A. Bua
--------------                        --------------------------------------
    (date)                            Jean A. Bua
                                      Vice President and Corporate Controller
                                      (Principal Accounting Officer)